Exhibit 23.3

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.
[NSA LETTERHEAD]

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Pease Oil and Gas Company (“the Company”), of our report, dated March 19, 2001, entitled Estimate of Reserves and Future Revenue to Pease Oil and Gas Company Interest in Certain Oil and Gas Properties located in Louisiana and Texas as of January 1, 2001, and referred to in Footnote 12 to the financial statements included to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, and all references to our firm therein.

                                                                                                                                 NETHERLAND, SEWELL & ASSOCIATES, INC.

                                                                                                                                 By        /s/ Michael K. Heinz, Jr.
                                                                                                                                         Michael K. Heinz, Jr.
                                                                                                                                         Vice President

Houston, Texas
April 18, 2001